Exhibit 10.23
ACCEL ENTERTAINMENT, INC.
LONG TERM INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Accel Entertainment, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), Accel Entertainment, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Performance-Based Restricted Stock Units (“PSUs”) set forth below in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”). This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan attached hereto as Exhibit B, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:	__________, 202_ (“Date of Grant”)

Target Number of PSUs:	__________

Performance Goals and Vesting Schedule:	Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, the PSUs shall vest according to the performance goals and vesting schedule set forth in Annex A hereto.
By signing below, you agree to be bound by the terms and conditions of the Agreement, the Plan and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.
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Exhibit 10.23
IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

ACCEL ENTERTAINMENT, INC.

By:
Name:
Title:

Signature Page

Exhibit 10.23

ANNEX A
PSU PERFORMANCE GOALS AND VESTING SCHEDULE

Exhibit 10.23
Exhibit A
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
This Performance-Based Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Accel Entertainment, Inc., a Delaware corporation (the “Company”), and the Participant. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1. Award. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in such notice, this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSUs represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company.
2. Vesting of PSUs.
(a) The PSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the PSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distributions with respect to the PSUs. Except in the event of a qualifying termination of employment as set forth in the Grant Notice, in the event of the termination of the Participant’s employment or engagement prior to the vesting of all of the PSUs, all unvested PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without consideration or notice. For the avoidance of doubt, in the event the Participant becomes a member of the Board, the Participant will be considered to have remained continuously employed or engaged by the Company provided that the termination of the Participant’s employment is effective as of the date the Participant becomes a member of the Board.
(b) Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any written employment agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, the terms of such employment agreement shall control.
3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of the number of shares of Stock related to the portion of the Participant’s PSUs that have not been settled as of such record date, such payment to be made on or within 60 days following the date on which such PSUs vest in accordance with Section 2. For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

Exhibit 10.23
4. Settlement of PSUs. As soon as administratively practicable following the vesting of PSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of shares of Stock equal to the number of PSUs that become vested as of such vesting date. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. In the event the Participant would otherwise become vested in a fractional portion of an PSU (a “Fractional PSUs”) based on the vesting terms set forth in Section 2, the Fractional PSU shall instead remain unvested until the final vesting date provided in the Grant Notice; provided, however, that if the Participant would otherwise vest in a subsequent Fractional PSUs prior to the final vesting date for the PSUs and such Fractional PSU taken together with a previous Fractional PSU that remained unvested would equal a whole PSU, then such Fractional PSUs shall vest to the extent they equal a whole PSU. Upon the final vesting date, the value of any Fractional PSUs shall be rounded up to the nearest whole PSU.
5. Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents or, if permitted by the Committee in its sole discretion, Stock, other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be determined by the Committee and subject to any applicable Company policy that may be in effect from time to time, without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives for tax advice or an assessment of such tax consequences.
6. Non-Transferability. None of the PSUs, the Dividend Equivalents or any interest or right therein may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect against the Company and its Affiliates, except to the extent that such disposition is expressly permitted by the preceding sentence.
7. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued, (b) in the opinion of

Exhibit 10.23
legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or (c) the Company has attained from any regulatory body having jurisdiction the requisite authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance.
8. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
9. Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested PSUs.
10. No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.
11. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
12. Entire Agreement; Amendment. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.
13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
14. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be

Exhibit 10.23
binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
15. Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
16. Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect
17. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. The Participant’s employment shall terminate on the date that he or she experiences a “separation from service” as defined under the Nonqualified Deferred Compensation Rules.
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Exhibit 10.23
EXHIBIT B
ACCEL ENTERTAINMENT, INC. LONG TERM INCENTIVE PLAN